Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

NAYAX LTD.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee(8)
Equity	Ordinary shares, par value ILS 0.001 per share, that may be issued pursuant to the exercise of outstanding stock options under the Nayax Ltd. 2013 Share Option Plan	Rule 457(c) and Rule 457(h)	105,870	(2)	$2.70	(3)	$285,849.00	(3)	0.0000927	$26.50
Equity	Ordinary shares, par value ILS 0.001 per share, that may be issued pursuant to the exercise of outstanding stock options under the Nayax Ltd. Global Equity Incentive Plan (2018)	Rule 457(c) and Rule 457(h)	3,644,13	(4)	$18.78	(3)	$68,436,780.18	(3)	0.0000927	$6,344.09
Equity	Ordinary shares, par value ILS 0.001 per share, that may be issued pursuant to the settlement of restricted stock units under the Nayax Ltd. Global Equity Incentive Plan (2018)	Rule 457(c) and Rule 457(h)	91,000	(5)	$24.72	(6)	$2,249,520.00	(6)	0.0000927	$208.53
Equity	Ordinary shares, par value ILS 0.001 per share, reserved for issuance under the Nayax Ltd. Global Equity Incentive Plan (2018)	Rule 457(c) and Rule 457(h)	858,999	(7)	$24.72	(6)	$21,234,455.28	(6)	0.0000927	$1,968.43
Total Offering Amounts							$92,206,604.46			$8,547.55
Total Fees Previously Paid										-
Total Fee Offsets										-
Net Fee Due										$8,547.55

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares which become issuable under the Nayax Ltd. 2013 Share Option Plan (the “ 2013 Plan”) and the Nayax Ltd. Global Equity Incentive Plan (2018) (the “2018 Plan,” and together with the 2013 Plan, the “Plans”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding ordinary shares. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	Represents ordinary shares that will be issued upon the exercise of outstanding options granted under the 2013 Plan. In addition to the shares registered hereunder, to the extent that awards outstanding under the 2013 Plan as of the date of this Registration Statement are cancelled, forfeited or held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by the registrant prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) subsequent to the date of this Registration Statement, the ordinary shares reserved for issuance pursuant to such awards will become available for issuance as ordinary shares under the 2013 Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated using the weighted-average exercise price for such shares.

(4)	Represents ordinary shares that will be issued upon the exercise of outstanding options granted under the 2018 Plan. In addition to the shares registered hereunder, to the extent that awards outstanding under the 2018 Plan as of the date of this Registration Statement are cancelled, forfeited or held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by the registrant prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) subsequent to the date of this Registration Statement, the ordinary shares reserved for issuance pursuant to such awards will become available for issuance as ordinary shares under the 2018 Plan.

(5)	Represents ordinary shares that will be issued upon the settlement of restricted stock units under the 2018 Plan. In addition to the shares registered hereunder, to the extent that awards outstanding under the 2018 Plan as of the date of this Registration Statement are cancelled, forfeited or held back upon settlement of an award to satisfy the tax withholding, reacquired by the registrant prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) subsequent to the date of this Registration Statement, the ordinary shares reserved for issuance pursuant to such awards will become available for issuance as ordinary shares under the 2018 Plan.

(6)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices for the ordinary shares as quoted on the Tel Aviv Stock Exchange on September 19, 2022 of ₪85.06 per share, converted into U.S. dollars based on The Wall Street Journal closing exchange rate on September 19, 2022 (₪1.00=$0.2906).

(7)	Represents ordinary shares that may be issued under the 2018 Plan.

(8)	Rounded up to the nearest cent.